THIS PROMISSORY NOTE AND THE SECURITIES OBTAINABLE UPON CONVERSION HEREOF (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

CONVERTIBLE PROMISSORY NOTE

$100,000 November 9, 2009

FOR VALUE RECEIVED, Drinks Americas Holdings, Ltd., a Delaware corporation (the "Company"), hereby promises to pay to the order of Leon Frenkel (the "Lender") the principal amount of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) (the "Principal Amount"), together with interest on the Principal Amount under this convertible promissory note (this "Note") at the per annum rate of twelve and one-half (12.5%) percent (calculated daily on the basis of a 360-day year and actual calendar days elapsed). Subject to conversion or acceleration as provided herein, the Principal Amount of this Note shall become due and payable on November 1, 2010 (the "Maturity Date").

Both the Principal Amount and interest shall be paid in lawful money of the United States of America to the Lender at such address as the Lender may designate by notice in writing to the Company.

Interest hereunder shall be paid quarterly in arrears, commencing on January 31, 2009 and continuing every three months thereafter. At the option of the Lender, interest can be paid in either (a) cash or (b) shares of common stock of the Company, calculated at the Conversion Price set forth in Section 1 herein. In the event that Lender elects to receive an interest payment due in shares of common stock as provided herein, it shall notify the Company on or before the due date of the interest payment.

If any payment hereunder falls due on a Saturday, Sunday or legal holiday, it shall be payable on the next succeeding business day and such additional time shall be included in the computation of interest.

1. Conversion.

(a) Discretionary Conversion. The Lender shall have the right ("Discretionary Conversion") to convert the principal amount of this Note (and any accrued and unpaid interest hereunder) in whole or in part into common stock (the "Common Stock") of the Company. The number of shares of Common Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the amount converted by the Lender by (ii) $0.06

(the "Conversion Price"). Any fraction of a share resulting from these calculations shall be rounded upward to the whole share. The Company covenants to cause such shares, when issued pursuant to this Section 1, to be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof, other than any taxes, liens or charges not caused by the Company.

(b) Mechanics and Effect of Conversion.

To exercise a Discretionary Conversion, the Lender shall surrender this Note, duly endorsed, together with a written conversion notice to the Company at its principal office. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Lender, at its address, a certificate or certificates for the number of shares to which such Lender is entitled upon such conversion. This Note shall be deemed to have been converted immediately prior to the close of business on the date of giving of such notice and the Lender shall be treated for all purposes as the record holder of the Common Stock deliverable upon such conversion as of the close of business on such date.

(c) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 1 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Lender of this Note against impairment.

2. Reservation of Shares. The Company shall at all times have authorized and reserved for issuance a sufficient number of shares of its capital stock to provide for the full conversion of this Note.

3. Certain Adjustments. The number and class or series of shares into which this Note may be converted under Section 1 shall be subject to adjustment in accordance with the following provisions:

(a) Computation of Adjusted Conversion Price. Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any (i) shares of its common shares or preferred shares convertible into its common shares , or (ii) debt or other instruments or securities which are convertible into the common stock of the Company, (together herein referred to as "Equity Securities") in each case for a consideration (or conversion price) per common share less than the Conversion Price in effect immediately prior to the issuance or sale of such securities or instruments, or without consideration, then forthwith upon such issuance or sale, the Conversion Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the price (or conversion price) of any such securities or instruments; provided, however, that in no event shall the Conversion Price be adjusted pursuant to this computation to an amount in excess of the Conversion Price in effect immediately prior to such computation. For the purposes of this Section 3, the term Conversion Price shall mean the Conversion Price per share set forth in Section 1(a) hereof, as adjusted from time to time pursuant to the provisions of this Section 3.

For purposes of any computation to be made in accordance with this Section 3, the following provisions shall be applicable:

(i) In case of the issuance or sale of any shares of Equity Securities for a consideration part or all of which shall be cash, the amount of the cash consideration shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of stock are offered by the Company for subscription, the subscription price, or, if either of such securities shall be sold to underwriters or dealers for public offering without a subscription price, the public offering price, before deducting there from any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or other persons or entities performing similar services), or any expenses incurred in connection therewith and less any amounts payable to security holders or any affiliate thereof, including, without limitation, any employment agreement, royalty, consulting agreement, covenant not to compete, earn out or contingent payment right or similar arrangement, agreement or understanding, whether oral or written; all such amounts shall be valued at the aggregate amount payable there under whether such payments are absolute or contingent and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof.

(ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Equity Securities for a consideration part or all of which shall be other than cash, the amount of the consideration therefore other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

(iii) Shares of Equity Securities issuable by way of dividend or other distribution on any capital stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

(iv) The reclassification of securities of the Company other than shares of Equity Securities into securities including shares of Equity Securities shall be deemed to involve the issuance of such shares of Equity Securities for consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Stock shall be determined as provided in Section 3.

(v) The number of shares of Equity Securities at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of then outstanding options, rights, warrants, and convertible and exchangeable securities.

(b) Adjustment for Reorganization or Recapitalization. If, while this Note remains outstanding and has not been converted, there shall be a reorganization or recapitalization of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), all necessary or appropriate lawful provisions shall be made so that the Lender shall thereafter be entitled to receive upon conversion of this Note, the greatest number of shares of stock or other securities or property that

a holder of the class of securities deliverable upon conversion of this Note would have been entitled to receive in such reorganization or recapitalization if this Note had been converted immediately prior to such reorganization or recapitalization, all subject to further adjustment as provided in this Section 3. If the per share consideration payable to the Lender for such class of securities in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. The foregoing provisions of this paragraph shall similarly apply to successive reorganizations or recapitalizations and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note. In all events, appropriate adjustment shall be made in the application of the provisions of this Note (including adjustment of the conversion price and number of shares into which this Note is then convertible pursuant to the terms and conditions of this Note) with respect to the rights and interests of the Lender after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such reorganization or recapitalization upon conversion of this Note.

(c) Adjustments for Split, Subdivision or Combination of Shares. If the Company at any time while this Note remains outstanding and unconverted, shall split or subdivide any class of securities into which this Note may be converted into a different number of securities of the same class, the number of shares of such class issuable upon conversion of this Note immediately prior to such split or subdivision shall be proportionately increased and the conversion price for such class of securities shall be proportionately decreased. If the Company at any time while this Note, or any portion hereof, remains outstanding and unconverted shall combine any class of securities into which this Note may be converted, into a different number of securities of the same class, the number of shares of such class issuable upon conversion of this Note immediately prior to such combination shall be proportionately decreased and the conversion price for such class of securities shall be proportionately increased.

(d) Adjustments for Dividends in Stock or Other Securities or Property. If, while this Note remains outstanding and unconverted, the holders of any class of securities as to which conversion rights under this Note exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Note shall represent the right to acquire, in addition to the number of shares of such class of security receivable upon conversion of this Note, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such conversion had it been the holder of record of the class of security receivable upon conversion of this Note on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/or all other additional stock available by it as aforesaid during said period, giving effect to all adjustments called for during such period by the provisions of this Section 3.

4. Further Adjustments. In case at any time or, from time to time, the Company shall take any action that affects the class of securities into which this Note may be converted

under Sections 1, other than an action described herein, then, unless such action will not have a materially adverse effect upon the rights of the Lender, the number of shares of such class of securities (or other securities) into which this Note is convertible shall be adjusted in such a manner and at such time as shall be equitable in the circumstances.

5. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to Section 3 or Section 4, the Company at its sole expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Lender a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Lender, furnish or cause to be furnished to Lender a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number and class of securities and the amount, if any, of other property which at the time would be received upon the conversion of this Note under Section 1.

6. Change of Control. In the event of (i) any transaction or series of related transactions (including any reorganization, merger or consolidation) that results in the transfer of 50% or more of the outstanding voting power of the Company, or (ii) a sale of all or substantially all of the assets of the Company to another person or entity, this Note shall be automatically due and payable. The Company will give the Lender not less than ten (10) business days prior written notice of the occurrence of any events referred to in this Section 6.

7. Affirmative Covenants. The Company covenants and agrees that, while any amounts under this Note are outstanding, it shall:

(a) Do all things necessary to preserve and keep in full force and effect its corporate existence, including, without limitation, all licenses or similar qualifications required by it to engage in its business in all jurisdictions in which it is at the time so engaged; and continue to engage in business of the same general type as conducted as of the date hereof; and (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder;

(b) Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, which, if unpaid, might reasonably be expected to give rise to liens or charges upon such properties or any part thereof, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company has maintained adequate reserves with respect thereto in accordance with GAAP;

(c) Comply in all material respects with all federal, state and local laws and regulations, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements applicable to it (collectively, "Requirements") of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials or officers which are applicable to the Company or any of its properties, except where the failure to so comply would not have a material effect ("Material

Adverse Effect") on the Company or any of its properties; provided, however, that nothing provided herein shall prevent the Company from contesting the validity or the application of any Requirements;

(d) Keep proper records and books of account with respect to its business activities, in which proper entries, reflecting all of their financial transactions, are made in accordance with GAAP;

(e) Notify the Lender in writing, promptly upon learning thereof, of any litigation or administrative proceeding commenced or threatened against the Company which involve a claim in excess of $250,000; and

(f) Use the proceeds from this Note for working capital purposes.

8. Events of Default. The entire unpaid Principal Amount under this Note and the interest accrued thereon shall forthwith become and be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, if any one or more of the following events (herein called "Events of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice, except to the extent contemplated by the opening paragraph hereof, that is to say:

(a) the Company shall (i) fail to pay any amounts owed hereunder as required under the terms of this Note or (ii) have an event of default occur and be continuing under indebtedness of the Company (other than this Notes) such that the holders of such indebtedness have declared the outstanding principal and accrued interest to be immediately due and payable;

(b) if the Company shall:

(i) admit in writing its inability to pay its debts generally as they become due;

(ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act;

(iii) make an assignment for the benefit of creditors;

(iv) consent to the appointment of a receiver of the whole or any substantial part of its assets;

(v) on a petition in bankruptcy filed against it, be adjudicated a bankrupt; or

(vi) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;

(c) if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Company, a receiver of the whole or any substantial part of Company's assets, and such order, judgment or decree shall not be vacated or set aside or stayed within 30 days from the date of entry thereof;

(d) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of Company's assets and such custody or control shall not be terminated or stayed within 30 days from the date of assumption of such custody or control; or

(e) the Company shall default (and not cure within 10 days after written notice of such default) in the performance of, or violate any material representation, warranty, or covenant contained in the Purchase Agreement or in any written statement pursuant thereto or hereto, or any report, financial statement or certificate made or delivered to the Lender by the Company shall be untrue or incorrect in any material respect, as of the date when made or deemed made.

10. Registration Rights. Within 60 days from the date hereof, the Company shall use commercially reasonable efforts to file a registration statement, and any amendments thereto, with the Securities and Exchange Commission (the "SEC") and cooperate with the SEC to have such registration statement, and any amendments thereto, declared effective, which includes the shares underlying this Note, as soon as reasonably practicable, but no later than 90 days. Lender shall have piggy-back rights with respect to any registration statement filed by the Company. The Company shall bear the full cost of filing the registration statement.

11. Remedies. In case any one or more of the Events of Default specified in Section 8 hereof shall have occurred and be continuing, the Lender may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Lender may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the Lender.

12. Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Lender.

13. Notices. All notices, requests, consents, and other communications under this Note shall be in writing and shall be deemed delivered (i) three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company:

Drinks Americas Holdings, Ltd.
372 Danbury Road
Wilton, CT 06897
Attn: Jason Lazo
Fax: (203) 762-8992

If to Lender:

Leon Frenkel
1600 Flat Rock Road
Penn Valley PA, 19072
Fax: 610-667-4091

(ii) Any party may give any notice, request, consent or other communication under this Note using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

14. Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

15. Severability. The unenforceability or invalidity of any provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

16. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with, and any dispute between the parties relating to or arising from this Note shall be governed by, the internal laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably agrees and submits to the jurisdiction of the federal and state courts located in Montgomery County, Pennsylvania, for any suit, action or proceeding enforcing this Note, and each party hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, or that such suit, action or proceeding is an inconvenient venue. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to

it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

17. Waivers. The non-exercise by either party of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

18. Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of this Note.

19. Costs. The Company shall pay all costs of collection incurred by Lender, including without limitation, the reasonable attorney's fees and disbursements of Lender's legal representative, which costs may be added to the indebtedness and shall be paid promptly on demand, together with all outstanding amounts due to Lender with interest thereon.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Note as of the date first written above.

Drinks Americas Holdings, Ltd.

By: ______________________

Name

Title: